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                                                                    EXHIBIT 15


                        ACKNOWLEDGEMENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS
                REGARDING INDEPENDENT AUTITORS' REVIEW REPORT


The Board of Directors
Northfield Laboratories Inc.:

With respect to registration statement No. 333-15877 on Form S-8 of Northfield Laboratories Inc., we acknowledge our awareness of the use therein of our report dated March 20, 1998 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1993, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.


                                                 /s/ KPMG PEAT MARWICK LLP

Chicago, Illinois
April 8, 1998